                     Affordable Residential Communities Inc.

                                24,614,858 Shares
                                  Common Stock
                                 ($.01par value)
                         Form of Underwriting Agreement

                                                             New York, New York
                                                         February [     ], 2004

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
CREDIT SUISSE FIRST BOSTON LLC
MORGAN STANLEY & CO. INCORPORATED
UBS SECURITIES LLC
WACHOVIA CAPITAL MARKETS, LLC
LEGG MASON WOOD WALKER, INCORPORATED
MCDONALD INVESTMENTS INC.
KEEFE, BRUYETTE & WOODS
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         Affordable Residential Communities Inc., a Maryland corporation (the
"COMPANY"), Affordable Residential Communities, LP, a limited partnership organized under the laws of Delaware (the "OPERATING PARTNERSHIP" and, together with the Company, the "TRANSACTION ENTITIES") and the persons listed in Schedule
II hereto (each a "SELLING STOCKHOLDER" and, collectively, the "SELLING
STOCKHOLDERS"), acting severally and not jointly, propose to sell to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"), for whom Citigroup
Global Markets Inc. ("CITIGROUP") and Merrill Lynch & Co., Merrill Lynch,
Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH" and, together with
Citigroup, the "REPRESENTATIVES") are acting as representatives, 24,614,858 shares of common stock, $0.01 par value ("COMMON STOCK") of the Company (said shares to be issued and sold by the Company and said shares to be sold by the
Selling Stockholders being hereinafter collectively called the "UNDERWRITTEN
SECURITIES"). The Company also proposes to grant to the Underwriters an option to purchase up to 3,692,228 additional shares of Common Stock to cover over-allotments (the "OPTION SECURITIES" and, together with the Underwritten
Securities, the "SECURITIES"). To the extent there are no additional
Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and
Underwriters shall mean either the singular or plural as the context requires.

         As part of the offering contemplated by this Agreement, the
Underwriters have agreed to reserve out of the Securities set forth opposite their names on Schedule I to this Agreement, up to 1,112,500 shares of Common
Stock, for sale to certain eligible directors, officers, employees and other parties associated with the Transaction Entities (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriting" (the "DIRECTED
SHARE PROGRAM"). The Securities to be sold by the Underwriters pursuant to the
Directed Share Program (the "DIRECTED SHARES") will be sold by the Underwriters pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 7:30 A.M. New York City time on the business day following the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the
Prospectus.

         1.  Representations and Warranties of the Transaction Entities. Each of
the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, the several Underwriters as of the date hereof and as of each
Closing Date (as hereinafter defined) that:

         (a) A registration statement on Form S-11 (No. 333-109816) relating to the Securities, including a form of prospectus, has been filed with the
Securities and Exchange Commission (the "COMMISSION") and either (i) has been declared effective under the Securities Act of 1933, as amended (the "ACT") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("INITIAL REGISTRATION
STATEMENT") has been declared effective, either (i) an additional registration statement ("ADDITIONAL REGISTRATION STATEMENT") relating to the Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(B)")
under the Act and, if so filed, has become effective upon filing pursuant to such rule and the Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such rule and upon such filing the
Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(C)") under the
Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, the "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this
Agreement, the additional registration statement means: (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the
Commission or has become effective upon filing pursuant to Rule 462(c); or (ii)
if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the
Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the
Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b).
"EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the
Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(B)") under the
Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT." The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule
430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT."
The Initial Registration Statement and the Additional Registration Statement are
herein referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT." The form of prospectus relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, any preliminary
Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic
Data Gathering, Analysis and Retrieval System ("EDGAR").

         (b) If the Effective Time of the Initial Registration Statement is
prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement and as of the date hereof, the Initial
Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND
REGULATIONS") promulgated under the Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as applicable, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii)
on the Effective Date of the Additional Registration Statement (if any) and as
of the date hereof, each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and
Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) on the date of this Agreement, the Initial Registration
Statement and, if the Effective Time of the Additional Registration Statement is
prior to the execution and delivery of this Agreement, the Additional
Registration Statement each conforms, and at the time of filing of the
Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the
Effective Date of the Additional Registration Statement in which the Prospectus is included and (with respect to the Prospectus only) at each Closing Date (as hereinafter defined), each of the Registration Statement and the Prospectus
(including any prospectus wrapper) conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated
therein or necessary to make the statements therein (with respect to the
Prospectus only, in light of the circumstances under which they were made) not misleading. If the Effective Time of the Initial Registration Statement is
subsequent to the execution and delivery of this Agreement, then on the
Effective Date of the Initial Registration Statement, as of the date hereof and
(with respect to the Prospectus Only) at each Closing Date, the Initial
Registration Statement and the Prospectus will each conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus only in light of the circumstances under which they were made) not misleading, and no Additional
Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the
Prospectus based upon written information furnished to the Company by any
Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof. Each Prospectus and preliminary Prospectus delivered to the Underwriters and used in connection with

this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by
Regulation S-T.

         (c) No stop order suspending the effectiveness of a Registration
Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of any of the Transaction Entities, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the
Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of any of the Transaction Entities, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction.

         (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Transaction Agreement, dated as of October
14, 2003 as amended (the "HOMETOWN AGREEMENT"), among the Company, the Operating
Partnership and Hometown America, L.L.C. ("HOMETOWN") providing for the acquisition by the Operating Partnership of certain assets owned by Hometown
(the "HOMETOWN ACQUISITION"), the Operating Partnership Agreement (as
hereinafter defined), and the Financing Agreements (as hereinafter defined)
(together, the "TRANSACTION AGREEMENTS"); and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or be reasonably expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets or prospects of the Transaction Entities and their
Subsidiaries, taken as a whole, whether or not in the ordinary course ("MATERIAL
ADVERSE EFFECT").

         (e) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or be reasonably expected to have, a Material Adverse Effect, and has all power and authority necessary to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the
Transaction Agreements to which it is a party. The Company is the sole general partner of the Operating Partnership. At each Closing Date, the Amended and
Restated Limited Partnership Agreement of the Operating Partnership, as amended
(the "OPERATING PARTNERSHIP AGREEMENT") will be in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Prospectus; provided, that to the extent any portion of the over-allotment option described in Section 3(b)
hereof is exercised at any Closing Date, the percentage interest of the Company and such limited partners in the Operating Partnership will be adjusted accordingly. Additionally, to the extent any portion of such over-allotment option is exercised subsequent to the First Closing Date, the Company will contribute the proceeds from the sale of the Option Securities to the Operating
Partnership in exchange for a number of common units of limited partnership in the Operating Partnership ("OP UNITS") equal to the number of Option Securities issued.

         (f) Each direct or indirect subsidiary of the Company other than the
Operating Partnership (each a "SUBSIDIARY") has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its assets and conduct its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement and the Transaction Agreements to which it is a party; and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or be reasonably expected to have, a Material Adverse Effect; all of its issued and outstanding capital stock or other ownership interests have been duly authorized and validly issued and are fully paid and non-assessable and were offered in compliance with all applicable federal and state securities laws in all material respects; and
except as described in the Prospectus, its capital stock or other ownership interests are owned by the Operating Partnership, directly or through subsidiaries, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind
(collectively, "LIENS"), except for liens securing indebtedness as described in the Prospectus (including the 14.0% preferred interest due 2005) and except where such Liens would not have, or reasonably be expected to have, a Material
Adverse Effect. None of such equity interests were issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary.
There are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any
Subsidiary.

         (g) The authorized capital stock of the Company is as set forth in the
Prospectus under the caption "Description of Stock" and the issued and outstanding capital stock of the Company, as of the First Closing Date (assuming no Option Shares are purchased at the First Closing Date), will be as set forth in the Prospectus under the caption "Capitalization." None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Prospectus: (i) except for shares of common stock reserved for issuance upon exchange or redemption of the OP Units, upon exercise of outstanding warrants or in connection with the Company's long-term equity incentive plan described in the Prospectus (the "EQUITY INCENTIVE PLAN"), no
shares of Common Stock are reserved for any purpose; (ii) except for the OP
Units, there are no outstanding securities convertible into or exchangeable for any shares of Common Stock; and (iii) except for outstanding warrants to purchase an aggregate of 704,153 shares of common stock, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company.

         (h) The Securities and all other outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, any warrants and the shares of special voting stock, par value $0.01 per share (the "SPECIAL VOTING STOCK"), have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Securities to be issued and sold by the Company have been issued and delivered and paid for in accordance with this Agreement on each Closing Date, such Securities will have been, validly issued, fully paid and non-assessable, have been, or will be, offered and sold in compliance with all applicable laws
(including, without limitation, federal and state securities laws) in all material respects and will conform, in all material respects, to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities to be issued and sold by the
Company. Upon payment of the purchase price and issuance and delivery of the
Securities to be issued and sold by the Company in accordance herewith, the
Underwriters will receive good, valid and marketable title to such Securities, free and clear of all Liens. The certificates to be used to evidence the
Securities will, at each Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the New York Stock
Exchange, Inc. (the "NYSE").

         (i) The outstanding OP Units have been duly authorized for issuance by the Operating Partnership, and are validly issued and owned in the aggregate percentage amounts set forth in the Prospectus by the Company and by the limited partners. The OP Units have been offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects and conform to the description thereof contained in the Prospectus in all material

respects. None of the OP Units were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. There are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or other securities of the Operating
Partnership.

         (j) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Transaction Entities and any person that would give rise to a valid claim against the Transaction Entities or any
Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

         (k) Except for the Operating Partnership Agreement and the Third
Amended and Restated Registration Rights Agreement, dated as of February [ ],
2004, between the Company, certain of our existing stockholders and the holders of the OP Units (the "REGISTRATION RIGHTS AGREEMENT"), there are no contracts, agreements or understandings between the Transaction Entities and any person granting such person the right to require any of the Transaction Entities to file a registration statement under the Act with respect to any securities of the Transaction Entities owned or to be owned by such person or to require the
Transaction Entities to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Transaction Entities under the Act.

         (l) The issuance and sale by the Company of shares of its common stock prior to the First Closing Date were exempt from the registration requirements of the Act and applicable state securities, real estate syndication and blue sky laws.

         (m) None of the Transaction Entities nor any Subsidiary (i) is in
violation of its charter or bylaws or other similar organization documents, (ii)
is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease (under which such Transaction
Entity or Subsidiary is landlord or otherwise), ground lease (under which such
Transaction Entity or Subsidiary is tenant), development agreement, reciprocal easement agreement, deed restriction, utility agreement or other agreement or instrument to which it is a party or by which it is bound, or to which any of the Properties (as hereinafter defined) or any of its other property or assets is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), (iii) is in violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority to which it or the Properties or any of its other properties or assets is subject except, in the case of clauses (ii) and (iii), for such defaults or violations that would not have, or reasonably be expected to have, a
Material Adverse Effect.

         (n) No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court or any third party is required for the execution, delivery, performance or consummation of the transactions contemplated by this Agreement or the Hometown Agreement, except such as have been obtained and made under the Act, such as may be required under state securities laws, or such consents, approvals, authorizations, orders, filings or registrations that will be obtained or completed by the First Closing Date or the absence of which would not have, or reasonably be expected to have, a Material Adverse Effect.

         (o) The execution, delivery and performance of this Agreement and the
Transaction Agreements by the Transaction Entities and consummation of the transactions contemplated thereby do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to

any right of termination, acceleration, cancellation, repurchase or redemption)
or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien (other than those described in the Prospectus) upon any property or assets of the Transaction Entities or any Subsidiary thereof pursuant to, (i) any statute, law, rule, ordinance, regulation, judgment, order or decree of any court, domestic or foreign, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over the Transaction Entities or any of their Subsidiaries or any of their properties or assets; (ii) any term, condition or provision of any Agreements or Instruments; or (iii) the charters or bylaws or other organizational documents, as applicable, of the Transaction Entities or any of their Subsidiaries, except, in the case of clauses (i) and (ii), for such conflicts, breaches, violations, rights, Repayment Events (except for obligations of the Company reflected in the Company's consolidated financial statements to be repaid through the proceeds of the transactions contemplated by this Agreement, the Financing Agreements (as defined herein) and that certain underwriting agreement dated the date hereof, providing for the issuance and sale by the Company of shares of its [ ]% Series A cumulative redeemable preferred stock) or Liens as would not have or reasonably be expected to have, a
Material Adverse Effect. The Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement. As used herein,
"REPAYMENT EVENT" means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any
Subsidiary.

         (p) (i) Each of (A) this Agreement, (B) the Operating Partnership
Agreement and (C) the Hometown Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership and, to the
knowledge of the Company, by each of the other parties thereto (other than the
Representatives) and, assuming due authorization, execution and delivery by such other parties, is a valid and binding agreement of each of the Company and the
Operating Partnership, enforceable against the Company and the Operating
Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights and general principles of equity and except as rights to indemnify and contribution thereunder may be limited by applicable law or policies underlying such law; and

               (ii) at the Closing Date, (A) the employment agreement between the Company and Scott D. Jackson (the "EMPLOYMENT AGREEMENT") and (B)
         all agreements relating to the financing transactions and other debt facilities described in the Prospectus (the "FINANCING AGREEMENTS")
         shall have been duly and validly authorized, executed and delivered by the Company and each of its Subsidiaries that is a party thereto and will be valid and binding agreements of such parties, enforceable against such parties in accordance with their terms except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

         (q) The Transaction Entities and their subsidiaries possess all certificates, authorities, licenses, consents, approvals, permits and other authorizations ("LICENSES") issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them or proposed to be operated by them, are in compliance with the terms and conditions of all such Licenses and have not received any notice of proceedings relating to the revocation or modification of any such Licenses except where the failure to possess any such License or to comply with any of its terms and conditions, or an adverse determination in any proceeding, would not individually or in the aggregate have, or reasonably be expected to have, a
Material Adverse Effect.

         (r) The consolidated financial statements of the Company and its consolidated Subsidiaries included in the Registration Statement and the
Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated
Subsidiaries at the dates indicated, and the results of operations, change in stockholders' equity and cash flows of the Company and its consolidated
Subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP")
applied on a consistent basis throughout the periods involved; said financial statements have been prepared on a consistent basis with the books and records of the Company and its consolidated Subsidiaries. The consolidated financial statements of ARC Holdings Limited Liability Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of ARC Holdings Limited Liability Company and its consolidated Subsidiaries at the dates indicated, and the results of operations, change in stockholders' equity and cash flows of ARC Holdings Limited Liability
Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; said financial statements have been prepared on a consistent basis with the books and records of ARC Holdings
Limited Liability Company and its consolidated Subsidiaries. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The unaudited pro forma condensed consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with Rules 11-01 and 11-02 of Regulation S-X, the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of these adjustments to the corresponding historical financial statement amounts. The selected financial data and the summary financial information included in the
Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. Other than the historical and pro forma financial statements (and schedules) and the summary of revenues and certain direct operating expenses of Hometown included in the Registration Statement and
Prospectus and except as reflected in the correspondence between the Company and the Commission dated ____, 2003, no other historical or pro forma financial statements (or schedules) are required by the Act or the Rules and Regulations to be included therein.

         (s) The accountants who certified the financial statements and supporting schedules included in the Registration Statement and delivered the initial letter referred to in Section 7(i) hereof, are independent public accountants as required by the Act and the Rules and Regulations.

         (t) The Company has at all times beginning with its taxable year ended
December 31, 1998 been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a
"REIT") under the Internal Revenue Code 1986, as amended (the "CODE"), and the present and proposed method of operation of the Company and the Operating
Partnership, as described in the Registration Statement and the Prospectus and
as represented by the Company and the Operating Partnership, will permit the
Company to continue to meet the requirements for qualification and taxation as a
REIT under the Code.

         (u) (i) All material federal, state, local and foreign tax returns or valid extensions filed for, and reports required to be filed by the Transaction
Entities and any of their subsidiaries ("RETURNS") have been timely filed; all such Returns are true, correct and complete in all material respects; and all material federal, state, county, local or foreign taxes, charges, fees, levies, fines, penalties

or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, disability, employment, pay-roll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority (as defined hereafter) (including any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability) ("TAXES") shown in such Returns or on assessments received by the Transaction Entities or any of their Subsidiaries or otherwise due and payable or claimed to be due and payable by any Governmental
Authority, have been paid, except for any such assessment, fine or penalty that
(i) is currently being contested in good faith, (ii) would not have, or reasonably be expected to have, a Material Adverse Effect or (iii) as described in the Prospectus. Neither the Transaction Entities nor any of their subsidiaries has requested any extension of time within which to file any
Return, which Return has not since been filed. Neither the Transaction Entities nor any of their subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns. No audits or other administrative proceedings or court proceedings are presently pending nor threatened against the Transaction
Entities or any of their subsidiaries with regard to any Taxes or Returns of the
Transaction Entities or any of their subsidiaries, and no taxing authority has notified the Transaction Entities or any of their subsidiaries in writing that it intends to investigate its Tax affairs.

               (ii) To the knowledge of the Transaction Entities, no claim has ever been made by any Governmental Authority of a jurisdiction where the Transaction Entities or their Subsidiaries do not file Returns that the Transaction Entities or their subsidiaries are or may be subject to taxation by that jurisdiction.

               (iii) To the knowledge of the Transaction Entities, there are no
         Tax liens with respect to any assets of the Transaction Entities or their Subsidiaries except liens for Taxes not yet due or which will be paid on or before the Closing Date.

               (iv) The Transaction Entities and their subsidiaries have not received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have, or is reasonably expected to have, a continuing adverse effect upon the Company after the Closing Date. For this purpose, "TAX RULING" shall mean a written ruling of a taxing authority relating to Taxes. "CLOSING AGREEMENT" shall mean a written and legally binding agreement with a taxing authority relating to
         Taxes.

               (v) No event, transaction, act or omission has occurred which could result in the Transaction Entities or any of their Subsidiaries becoming liable to pay or to bear any material Taxes as a transferee, successor or otherwise which is primarily or directly chargeable or attributable to any other person, firm or company. The Transaction
         Entities and their Subsidiaries have no material actual or contingent liability (whether by reason of any indemnity, warranty or otherwise)
         to any other person in respect of any actual, contingent or deferred liability of such person for Taxes.

               (vi) The Transaction Entities and their subsidiaries have each complied (and will continue to comply) in all material respects with the provisions of the Code relating to the payment and withholding of
         Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and
         6041 and 6049 of the Code, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all material amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (vii) The Transaction Entities and their subsidiaries are not required to include in income any adjustment pursuant to Section 481(a)
         of the Code by reason of a voluntary change in accounting method initiated by the Transaction Entities and their subsidiaries, and to the knowledge of the Transaction Entities, no taxing authority has proposed any such adjustment or change in accounting method.

               (viii) The Company believes that it is a "domestically controlled
         REIT" within the meaning ofss. 897(h)(4)(B) of the Code.

               (ix) Except as disclosed in the Prospectus, to the knowledge of the Transaction Entities, there is no pending or threatened special assessment, tax reduction proceeding or other action which could increase or decrease the real property taxes or assessments of any
         Property, which, individually, would have, or reasonably be expected to have, a Material Adverse Effect.

         (v) The Transaction Entities and each of their Subsidiaries (including any predecessor entities) have not distributed, and prior to the later of the
Closing Date and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the
Securities other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act (which were disclosed to the
Representatives and their counsel) (it being understood that no representation is made with respect to any other materials distributed by the Representatives).

         (w) Each Transaction Entity and their respective Subsidiaries is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no
"reportable event" (as defined in ERISA) has occurred with respect to any
"pension plan" (as defined in ERISA) for which any Transaction Entity would have any liability; neither the Transaction Entities nor any of their respective
Subsidiaries has incurred or expects to incur liability under (i) Title IV of
ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each "pension plan" for which any Transaction
Entity or any of its respective Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have, or reasonably be expected to have, a
Material Adverse Effect.

         (x) To the knowledge of the Transaction Entities, the assets of the
Transactions Entities and their subsidiaries do not constitute "plan assets" of an ERISA regulated employee benefit plan.

         (y) (1) Upon consummation of the Hometown Acquisition, the Company and the other Transaction Entities or their Subsidiaries will have good and marketable title in fee simple to all of the properties and other assets owned by them described in the Prospectus as owned by the Transaction Entities or their Subsidiaries (the "PROPERTIES"), in each case, free and clear of all
Liens, except as disclosed in the Prospectus or such as would not reasonably be expected to have a Material Adverse Effect; (2) all Liens on or affecting the
Properties that are required to be disclosed in the Prospectus are disclosed therein and none of the Transaction Entities and their subsidiaries are in default under any such Lien; (3) no Transaction Entity is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have, or reasonably be expected to have, a Material Adverse Effect; (4) each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not result in or reasonably be expected to result in, a Material Adverse Effect or could not result in a forfeiture or

                                       10

reversion of title; (5) none of the Transaction Entities nor any Subsidiary has received from any Governmental Authority any written notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and none of the Transaction Entities nor their Subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have, or reasonably be expected to have, a Material Adverse Effect.

         (z) Water, sanitary sewer, electricity and telephone service are all available at each Property and, to the knowledge of the Transaction Entities and their Subsidiaries, are located on the Property or over duly dedicated streets or perpetual easements of record benefiting the applicable Property or other enforceable rights which allow access to the Property. To the knowledge of the
Transaction Entities and their Subsidiaries, there exists no restriction, prohibition or moratorium on the right of the owner of each Property to access all such utilities, nor any condition that the owner of each Property construct or improve utility facilities or lines not on such Property as a condition to the availability thereof.

         (aa) The Transaction Entities and each of their Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are generally deemed prudent and customary in the businesses in which they are or will be engaged as described in the
Prospectus; all policies of insurance and fidelity or surety bonds insuring the
Transaction Entities or any of their Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Transaction Entities and each of their Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Transaction Entities or any of their Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;
neither the Transaction Entities nor any of their Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Transaction
Entities nor any of their subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted or as proposed to be conducted in the Prospectus.

         (bb) Except as set forth in the Registration Statement and the
Prospectus, the mortgages and deeds of trust encumbering the Properties and assets are described in the Prospectus and are not convertible and neither the
Transaction Entities, any of their Subsidiaries, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property other than the Properties.

         (cc) Except as described or referred to in the Prospectus, the
Operating Partnership or a Subsidiary has title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets owned or leased by them and that are consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and in each case such title insurance is in full force and effect. Neither the Transaction Entities nor any of the Subsidiaries has any
reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted.

         (dd) Except as otherwise disclosed in the Prospectus, (i) the
Transaction Entities and their Subsidiaries and the Properties have been and are in material compliance with, and neither the Transaction Entities nor their
Subsidiaries have any material liability under, applicable Environmental Laws
(as hereinafter defined); (ii) neither the Transaction Entities, any of their
Subsidiaries, nor, to the best knowledge of the Transaction Entities, any prior owners or occupants of the property at any time or any other person or entity
(including adjacent landowners or lessees) has at any time released (as such

                                       11

term is defined in Section 101(22) of CERCLA (as hereinafter defined)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Transaction
Entities or their Subsidiaries, except for such releases as would not be reasonably likely to cause the Transaction Entities to incur material liability and that would not require disclosure pursuant to Environmental Laws; (iii) the
Transaction Entities do not intend to use the Properties or other assets owned by the Transaction Entities or their Subsidiaries or any subsequently acquired properties, other than in compliance with applicable Environmental Laws; (iv)
neither the Transaction Entities nor any of their Subsidiaries know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous
Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties, except as disclosed in that certain Phase I Environmental Site Assessment, dated February 3, 2004, prepared by EMG, Project No. 105879 relating to the property located at 100 Oaks in
Fultondale, Alabama, or onto lands or other assets owned by the Transaction
Entities or their Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters; (v) neither the Transaction Entities nor any of their
Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the
Properties or the assets described in the Prospectus or arising out of the conduct of the Transaction Entities or their Subsidiaries, except for such claims that would not be reasonably likely to cause the Transaction Entities to incur material liability and that would not require disclosure pursuant to
Environmental Laws; (vi) neither the Properties nor any other land or other assets owned by the Transaction Entities or any of their Subsidiaries is included or, to the best of the Transaction Entities' and their Subsidiaries'
knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the
"EPA") or to the best of the Transaction Entities' and their Subsidiaries'
knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental
Authority (as hereinafter defined). To the knowledge of the Transaction Entities and their Subsidiaries, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls ("PCBS") or
PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv)
lead based paints; (v) dry-cleaning facilities; or (vi) wet lands, in each case in, on, under, or adjacent to any Property or other assets owned by the
Transaction Entities or their Subsidiaries the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.

         As used herein, "HAZARDOUS MATERIAL" shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as amended, 42
U.S.C. (S) (S) 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act,
as amended, 49 U.S.C. (S) (S) 1801-1819, the Resource Conservation and Recovery
Act, as amended, 42 U.S.C. (S) (S) 6901-K, the Emergency Planning and Community
Right-to-Know Act of 1986, 42 U.S.C. (S) (S) 11001-11050, the Toxic Substances
Control Act, 15 U.S.C. (S) (S) 2601-2671, the Federal Insecticide, Fungicide and
Rodenticide Act, 7 U.S.C. (S) (S) 136-136y, the Clean Air Act, 42 U.S.C. (S) (S)
7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C.
(S) (S) 1251-1387, the Safe Drinking Water Act, 42 U.S.C. (S) (S) 300f-300j-26,
and the Occupational Safety and Health Act, 29 U.S.C. (S) (S) 651-678, as any of
the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an "ENVIRONMENTAL LAW" and collectively "ENVIRONMENTAL LAWS") or by any federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Prospectus (a "GOVERNMENTAL AUTHORITY").

                                       12

         (ee) None of the environmental consultants that prepared any of the environmental reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the
Transaction Entities or any of their Subsidiaries, and none of them nor, to the best knowledge of the Transaction Entities or any of their Subsidiaries, any of their directors, officers or employees is connected with the Transaction
Entities or any of their Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

         (ff) The Securities have been approved for listing on the NYSE subject to official notice of issuance.

         (gg) No labor problem or dispute with the employees of the Transaction
Entities or any Subsidiary exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors, or customers that might have a Material Adverse Effect, except as set forth in or contemplated by the Prospectus.

         (hh) The Transaction Entities and their subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "INTELLECTUAL
PROPERTY") necessary for the conduct of the Transaction Entities' business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Prospectus (a) to the knowledge of the Company there are no rights of third parties to any such Intellectual Property; (b) to the knowledge of the
Company there is no material infringement by third parties of any such
Intellectual Property; (c) there is no pending or, to the knowledge of the
Company, threatened action, suit, proceeding or claim by others challenging the
Transaction Entities' rights in or to any such Intellectual Property, and the
Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the
Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Transaction
Entities are unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Transaction
Entities infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Transaction Entities are unaware of any other fact which would form a reasonable basis for any such claim.

         (ii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Transaction Entities, any of their Subsidiaries or any of the Properties or other assets that, if determined adversely to the Transaction Entities or any of their Subsidiaries, would have, or reasonably be expected to have, a Material Adverse Effect, or would materially and adversely affect the ability of the Transaction Entities to perform their obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are, to the Transaction Entities' knowledge, threatened or contemplated.

         (jj) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus (1) there has been no material adverse change, nor any development or event involving a prospective material adverse change, individually or in the aggregate, in the condition (financial or otherwise), prospects, earnings, business, assets or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (2) there have been no transactions entered into by the Company or any of its Subsidiaries which are material with respect to the Company and its Subsidiaries taken as a whole; (3) neither the Company nor any Subsidiary has incurred any obligation or liability, direct, contingent or otherwise that

                                       13

is or would be material to the Company and its Subsidiaries taken as a whole;
and (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating
Partnership or any of its Subsidiaries with respect to its OP Units.

         (kk) No Transaction Entity is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, no Transaction Entity will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (ll) There are no franchises, contracts or documents to which the
Company or any of its Subsidiaries is a party which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

         (mm) No relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Transaction Entities on the other hand, which is required pursuant to the Rules and Regulations to be described in the Prospectus which is not so described.

         (nn) The Company has not offered, or caused the Underwriters to offer, any Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the
Company to alter the customer's or supplier's level or type of business with the
Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         (oo) The Company solely determined, without any direct or indirect participation by the Underwriters, the persons who will purchase shares of
Common Stock (including the amounts to be purchased by such persons) sold in the offering by the Underwriters pursuant to the Directed Share Program.

         (pp) Except as described in the Prospectus and except for the agreements referred to herein, neither the Transaction Entities' nor any of their Subsidiaries' directors, officers, interest holders, stockholders, members, partners, members of management, other employees or their respective affiliates is a party to any contracts or agreements with the Transaction
Entities or any of their Subsidiaries and none of the Transaction Entities' or their Subsidiaries' directors, officers, interest holders, members, partners, members of management, other employees or their respective affiliates owns any property or right, tangible or intangible, which is used in any material manner by the Transaction Entities or any of their Subsidiaries.

         (qq) Each Transaction Entity and each of their Subsidiaries (i) makes and keeps accurate books and records in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A)
transactions are executed in accordance with management's authorization, (B)
transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (rr) Neither Transaction Entity nor any of its respective Subsidiaries, nor, to the knowledge of the Transaction Entities, any director, officer, agent, employee or other person associated with or acting on behalf of any Transaction
Entity or any of its respective Subsidiaries, has: used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee

                                       14

from corporate funds; violated or is in violation of any provision or the
Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Transaction Entities, their Subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act of
1977 and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued
compliance therewith.

         (ss) Except as disclosed in the Registration Statement and the
Prospectus, the Transaction Entities and their Subsidiaries (i) do not have any material lending or other relationship with any bank or lending affiliate of
Citigroup or Merrill Lynch and (ii) do not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup or Merrill Lynch.

         (tt) To the knowledge of the Transaction Entities, neither the
Transaction Entities nor any of their Subsidiaries nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of New York.

         (uu) Except as stated in this Agreement and in the Prospectus, none of the Transaction Entities nor any of their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

         (vv) The Company intends to apply the net proceeds from the sale of the
Securities being sold by the Company substantially in accordance with the description set forth in the Prospectus under the heading "Use of Proceeds."

         (ww) Each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for
Federal income tax purposes throughout the period from its formation through the date hereof.

         (xx) Except as described in or contemplated by the Prospectus, neither the Operating Partnership nor any Subsidiary is currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating
Partnership's partnership interests, or from repaying to the Company any loans or advances made by the Company to the Operating Partnership.

         (yy) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of
2002 and the rules and regulations promulgated in connection therewith (the
"SARBANES OXLEY ACT"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

         (zz) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of section 517.075, Florida Statutes.

         Any certificate signed by any officer of the Transaction Entities and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement shall be deemed

                                       15

a representation and warranty by the Transaction Entities, as to matters covered thereby, to each Underwriter.

         2. Representations and Warranties by the Selling Stockholders. Each
Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters as of the date hereof and as of each
Closing Date that:

         (a) The information with respect to such Selling Stockholder contained in the Prospectus or any amendment or supplement thereto that is based upon information furnished in writing to the Company by such Selling Stockholder expressly for use therein does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

         (c) The Custody Agreement and Power of Attorney, in the form heretofore furnished to the Representatives (the "CUSTODY AGREEMENT AND POWER OF
ATTORNEY"), has been duly authorized, executed and delivered by such Selling
Stockholder and is the valid and binding agreement of such Selling Stockholder.

         (d) The execution and delivery of this Agreement and the Power of
Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor (ii) will such action result in any violation of the provisions of the charter or bylaws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties except, in the case of clause (i), for such conflicts, breaches or defaults that would not have, or reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets or prospects of such Selling Stockholder and its subsidiaries taken as a whole, whether or not in the ordinary course ("SELLING STOCKHOLDER
MATERIAL ADVERSE EFFECT").

         (e) The Securities to be sold by such Selling Stockholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York
(the "UCC"). Certificates for all of the Securities to be sold by such Selling
Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the
Company (the "CUSTODIAN") pursuant to the terms of the Custody Agreement and
Power of Attorney.

         (f) Such Selling Stockholder has (except as provided in the Second
Amended and Restated Registration Rights Agreement, dated as of April 8, 2002, and the Amended and Restated Supplemental

                                       16

Stockholders Agreement, dated as of April 8, 2002) and at the First Closing Date will have, valid title to the Securities to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and
Power of Attorney and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder.

         (g) Upon the Underwriters' acquiring possession of the Securities to be sold by such Selling Stockholder and paying the purchase price therefor pursuant to this Agreement, the Underwriters (assuming that no such Underwriter has notice of any "adverse claim," within the meaning of Section 8-105 of the UCC, to such Securities) will acquire their respective interests in such Securities
(including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC.

         (h) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the
Securities in violation of Regulation M of the Act.

         (i) To the knowledge of such Selling Stockholder, no filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in
connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as may have previously been made or obtained or as may be required under the
1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the
United States in which the Securities are offered or the absence of which would not have, or reasonably be expected to have, a Selling Stockholder Material
Adverse Effect.

         (j) Such Selling Stockholder shall execute and deliver on or prior to the date of this Agreement a duly authorized Lock-up Agreement (as defined herein), which shall constitute the valid and binding agreement of such Selling
Stockholder.

         (k) Except as otherwise provided in the Registration Statement, neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of
Article I (dd) of the By-laws of the National Association of Securities Dealers,
Inc.), any member firm of the National Association of Securities Dealers, Inc.
(the "NASD").

         3. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and each Selling Stockholder, severally and not jointly, agree to sell to each
Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $ per share, that proportion of the number of Underwritten Securities set forth in
Schedule II opposite the name of the Company or such Selling Stockholder, as the case may be, which the number of Underwritten Securities set forth in Schedule I opposite the name of such Underwriter, plus any additional number of
Underwritten securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of
Underwritten Securities, subject, in each case, to such adjustments among the
Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

                                       17

         (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to
3,692,228 Option Securities at the same purchase price per share as the
Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten
Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several
Underwriters are exercising the option and the settlement date. The number of
Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the
Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

         4. Delivery and Payment. Delivery of and payment for the Underwritten
Securities and the Option Securities (if the option provided for in Section 3(b)
hereof shall have been exercised on or before the third business day prior to the First Closing Date) shall be made at 10:00 AM, New York City time at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166, on
February [ ] 2004, or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company and the Selling Stockholders or as provided in Section 10 hereof
(such date and time of delivery and payment for the Securities being herein called the "FIRST CLOSING DATE"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company and the Selling
Stockholders by wire transfer payable in same-day funds to an account specified by the Company and the Selling Stockholders. Delivery of the Underwritten
Securities and the Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

         If the option provided for in Section 3(b) hereof is exercised after the third business day prior to the First Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at
388 Greenwich Street, New York, New York, on the date specified by the
Representatives (which shall be within three business days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the
Option Securities occurs after the First Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities (the
"OPTION CLOSING DATE," and together with the First Closing Date, a "CLOSING
DATE"), and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

         5. Offering by Underwriters. It is understood that the several
Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

         6. Agreements. The Company agrees with the several Underwriters that:

         (a) The Company will use its best efforts to cause the Registration
Statement, if not effective at the date and time that this Agreement is executed and delivered by the parties hereto (the "EXECUTION TIME"), and any amendment thereof, to become effective. Prior to the termination of the offering of the
Securities, the Company will not file any amendment of the Registration
Statement or supplement to the Prospectus or any Rule 462(b) Registration
Statement unless the Company has furnished you a copy for

                                       18

your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A
("RULE 430A"), or filing of the Prospectus is otherwise required under Rule
424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the
Representatives of such timely filing. The Company will promptly advise the
Representatives (1) when the Registration Statement, if not effective at the
Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b)
Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the
Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Rules and
Regulations, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3)
supply any supplemented Prospectus to you in such quantities as you may reasonably request.

         (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 ("RULE 158") under the Act.

         (d) The Company will furnish to the Representatives and counsel for the
Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The
Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents. The aforementioned documents furnished to the Underwriters or to any dealer shall be identical to the electronically transmitted copies thereof filed with the
Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) During the period from the date of this agreement through the five year anniversary hereof, the Company will furnish upon request to the
Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to

                                       19

stockholders for such year; and the Company will furnish upon request to the
Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

         (f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the
Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

         (g) For a period of 180 days after the date of the Prospectus, the
Company will not, and will not permit the Operating Partnership to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement (except a registration statement on Form S-8 relating to the restricted share awards or its 2003 equity incentive plan or a registration statement on Form S-4 relating to its acquisition of another entity) under the 1933 Act relating to, any additional shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Citigroup and Merrill Lynch, other than grants of restricted stock to employees or directors pursuant to the terms of a plan in effect as of the date of the Prospectus, issuances of Common Stock in connection with redemptions of any OP Units, issuances of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in connection with acquisitions, and issuance of Common Stock upon the exercise of the warrants that are outstanding as of the date of the Prospectus.

         In the event that either (x) during the last 17 days of the 180-day period referred to above, the Company issues an earnings release or (y) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of such 180-day period, the restrictions described above shall continue to apply until the expiration of the 17-day period beginning on the date of the earnings release.

         (h) The Company will use its reasonable best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2004, for taxation as a REIT under the Code.

         (i) The Company will use its best efforts to effect the listing of the
Common Stock (including the Securities) on the NYSE.

         (j) Prior to the First Closing, the Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its reasonable best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

         (k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (l) The Company will take such steps as shall be necessary to ensure that neither Transaction Entity shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

                                       20

         (m) The company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Rules and Regulations.

         (n) The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, relating to the following matters: (i) the preparation, printing or reproduction and filing with the
Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each preliminary
Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use by the Underwriters, in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the
Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the
Securities under the Exchange Act and the listing of the Securities on the NYSE;
(vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants, counsel and transfer agent and registrar (including local and special counsel) for the
Company; (x) for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

         (o) Each of the Company and each Selling Stockholder, severally, shall pay to Citigroup and Merrill Lynch a financial advisory fee of 0.75% of the gross proceeds (before underwriting discounts or commissions) to the Company or such Selling Stockholder, as applicable, from the sale of the Securities.

         (p) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the
NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the
Registration Statement. The Representatives will notify the Company as to which
Participants will need to be so restricted. The Company will direct the removal of such transfer restrictions upon the expiration of such period of time.

         (q) The Company shall pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program including the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the
Directed Share Program material and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the
Directed Share Program.

         (r) During the period when the Prospectus is required to be delivered by the Underwriters under the Act or the Exchange Act, the Company will (1)
comply with all provisions of the Act and the Rules and Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange
Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

                                       21

         Furthermore, the Company covenants with the Representatives that the
Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         Each Selling Stockholder, severally, shall pay all stock transfer taxes, if any, attributable to and/or payable in respect of any sale of Common
Stock by such Selling Stockholder and the fees and expenses of counsel to such
Selling Stockholder incident to the performance of its respective obligations and the sale by such Selling Stockholder of Common Stock under this Agreement.
The provisions of this paragraph shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

         7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option
Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Transaction Entities and the
Selling Stockholders contained herein as of the date hereof, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the Transaction Entities and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the
Transaction Entities and the Selling Stockholders of their obligations hereunder and to the following additional conditions:

         (a) If the Effective Time of the Initial Registration Statement is not
prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this
Agreement or such later date as shall have been consented to by the
Representatives. If the Effective Time of the Additional Registration Statement
(if any) is not prior to the execution and delivery of this Agreement, such
Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. If the Effective Time of
the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) of this Agreement.
Prior to such Closing Date, no stop order suspending the effectiveness of a
Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, threatened or, to the knowledge of the
Company or the Representatives, shall be contemplated by the Commission.

         (b) The Representatives shall have received an opinion, dated such
Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the
Company, to the effect set forth in Exhibit B hereto.

         (c) On each Closing Date, the Representatives shall have received the favorable opinion, dated as of such Closing Date, of Scott L. Gessell, internal counsel of the Company, to the effect set forth in Exhibit C hereto.

         (d) On each Closing Date, the Representatives shall have received the favorable opinion, dated as of such Closing Date, of Venable LLP, Special
Maryland Counsel of the Company, to the effect set forth in Exhibit D hereto.

         (e) On each Closing Date, the Representatives shall have received the favorable opinion, dated as of such Closing Date, of Brownstein, Hyatt & Farber,
P.C., Colorado Special Counsel of the Company, to the effect set forth in
Exhibit E hereto.

                                       22

         (f) On the First Closing Date, the Representatives shall have received the favorable opinions, dated as of the First Closing Date, of counsel to UBS
Capital LLC, and counsel to Nassau Capital Funds L.P. substantially in the form attached hereto as Exhibit F.

         (g) On each Closing Date, the Representatives shall have received from
Clifford Chance US LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Securities delivered on such Closing Date, the Registration
Statements, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Clifford Chance US LLP may rely as to the organization or incorporation of the Transaction Entities and all other matters governed by Maryland law upon the opinion of Venable LLP referred to above.

         (h) Each Transaction Entity shall have furnished the Representatives a certificate, dated such Closing Date, of its or its general partner's chief executive officer(s) and chief financial officer that, to the best of their knowledge, shall state that: (i) the representations and warranties of the
Transaction Entities in this Agreement are true and correct; (ii) the
Transaction Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of any
Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission; (iv) the
Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or
(b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and (v) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business, assets or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

         (i) On the First Closing Date, the Representatives shall have received a certificate of an attorney-in-fact on behalf of such Selling Stockholder, dated as of the First Closing Date, to the effect that (i) the representations and warranties of such Selling Stockholder contained in Section 2 hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the First Closing Date and (ii) such Selling
Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the
First Closing Date.

         (j) At the time of execution of this Agreement, the Representatives shall have received a letter from Pricewaterhouse Coopers LLP dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other
Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the
Registration Statement and the Prospectus.

         (k) The Representatives shall have received a letter, dated such
Closing Date, of Pricewaterhouse Coopers LLP which meets the requirements of subsection (j) of this Section.

         (l) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration
Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have occurred: (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this
Section 7 or (ii) any change, or

                                       23

any development involving a prospective change, in or affecting the condition
(financial or otherwise), earnings, business, properties or prospects of the
Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the
Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto);
(iii) any downgrading in the rating of any debt securities of the Company by any
"nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iv) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the sole judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (v) any suspension or material limitation by the Commission of trading in the Company's
Common Stock or trading in securities generally on the New York Stock Exchange or any setting of minimum or maximum prices on such Exchange, or maximum ranges of prices have been required, by such Exchange or by such system or by order of the Commission, the NASD or any other governmental authority, (vi) any banking moratorium declared either by Federal or New York State authorities or (vii) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic condition, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the
Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

         (m) On or prior to the date of this Agreement, the Representatives shall have received lock-up agreements substantially in the form of Exhibit A hereto (the "LOCK-UP AGREEMENTS") from each of the executive officers and directors and the Selling Stockholders and certain other stockholders of the
Company listed on Schedule III hereof.

         (n) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (o) At the First Closing Date, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

         (p) On each Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the
Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                                       24

         Any certificate or document signed by any officer of the Transaction
Entities and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Transaction Entities to the
Underwriters as to the statements made therein. Any certificate or document signed by or on behalf of such Selling Stockholder and delivered to the
Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the statements made therein.

         The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. Each Selling Stockholder will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing
Date or otherwise.

         If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the
Representatives. Notice of such cancellation shall be given to the Company and the Selling Stockholders in writing or by telephone or facsimile confirmed in writing.

         The documents required to be delivered by this Section 7 shall be delivered at the office of Clifford Chance US LLP, counsel for the Underwriters, at 200 Park Avenue, New York, New York, 10166, on the Closing Date.

         8. Reimbursement of Underwriters' Expenses. If the sale of the
Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company or the Selling
Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup and Merrill Lynch on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

         9. Indemnification and Contribution.

         (a) The Transaction Entities agree to indemnify and hold harmless each
Underwriter, the partners, members, directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other
Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus only, in light of circumstances under which they were made), not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending

                                       25

any such loss, claim, damage, liability or action; provided, however, that the
Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Transaction Entities by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Transaction Entities may otherwise have.

         (b) Each of the Selling Stockholders severally agree to indemnify and hold harmless each Underwriter, the partners, members, directors, officers, employees and agents of each Underwriter and each person who controls any
Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities
(or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the
Registration Statement or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the
Prospectus only, in light of circumstances under which they were made), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary Prospectus, the Registration Statement or the Prospectus or
any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and provided that, in any event, such Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Transaction Entities by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. The obligation of each Selling Stockholder to indemnify under this Section 9(b) will be individual to such Selling Stockholder and will be limited to the gross amount of proceeds received by such Selling Stockholder upon the sale of the Securities by the Selling Stockholders to the Underwriters.
This indemnity agreement will be in addition to any liability which any Selling
Stockholders may otherwise have.

         (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each Transaction Entity, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the
Company within the meaning of either the Act or the Exchange Act, and each
Selling Stockholder, the partners, members, directors, officers, employees and agents of each Selling Stockholder and each person, if any, who controls any
Selling Stockholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling
Stockholders to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such
Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The
Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, and, under the heading
"Underwriting" (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, (iii) the paragraphs related to the offer and sale of the
Securities in foreign jurisdictions and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary Prospectus or the Prospectus.

                                       26

         (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof;
but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below);
provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 9(f) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup, the directors, officers, employees and agents of Citigroup, and all persons, if any, who control
Citigroup within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the
Directed Share Program.

         (e) In the event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Transaction Entities, the Selling
Stockholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same)
(collectively "LOSSES") to which the Transaction Entities, the Selling
Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the
Transaction Entities, the Selling Stockholders on the one hand and by the
Underwriters on the other from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder or (ii)
Credit Suisse First Boston LLC (the "INDEPENDENT UNDERWRITER") in its capacity as "qualified independent underwriter" (within the meaning of NASD Conduct Rule
2720) be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such

                                       27

capacity. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Transaction Entities, the Selling Stockholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Transaction Entities and the Selling
Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.
Benefits received by the Independent Underwriter in its capacity as "qualified independent underwriter" shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the
Transaction Entities and the Selling Stockholders on the one hand or the
Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Transaction Entities, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. In no event shall the liability of a Selling Stockholder for contribution under this paragraph (e) exceed the aggregate gross proceeds received by such Selling Stockholder upon the sale of the Securities by the
Selling Stockholders to the Underwriters. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such
Underwriter, and each person who controls the Transaction Entities or any
Selling Stockholder within the meaning of either the Act or the Exchange Act, each officer of the Transaction Entities who shall have signed the Registration
Statement, each director of the Transaction Entities and each director, officer, employee and agent of any Selling Stockholder shall have the same rights to contribution as the Transaction Entities or such Selling Stockholder, as the case may be, subject in each case to the applicable terms and conditions of this paragraph (e).

         (f) The Transaction Entities agree to indemnify and hold harmless
Citigroup, the partners, members, directors, officers, employees and agents of
Citigroup and each person who controls Citigroup within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Transaction Entities for distribution in connection with the
Directed Shares Program attached to any preliminary Prospectus or the
Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, when considered in conjunction with any preliminary Prospectus or the Prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the Securities which immediately following the Effective Date of the
Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the
Directed Share Program, provided that the Transaction Entities will not be liable to the extent that such loss, claim, damage or liability results from the gross negligence or willful misconduct of Citigroup.

                                       28

         (g) Without limitation of and in addition to its obligations under the other paragraphs of this Section 9, the Company agrees to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person who controls the Independent Underwriter within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the Independent
Underwriter's acting as a "qualified independent underwriter" (within the meaning of NASD Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Independent
Underwriter.

         10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this
Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of
Securities set forth opposite the names of all the remaining Underwriters) the
Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of
Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this
Agreement will terminate without liability to any nondefaulting Underwriter or the Company or the Selling Stockholders. In the event of a default by any
Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.
Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or the Selling Stockholders and any
nondefaulting Underwriter for damages occasioned by its default hereunder.

         11. Default by one or more of the Selling Stockholders or the Company.

         (a) If a Selling Stockholder shall fail at the First Closing Date to sell and deliver the number of Securities which such Selling Stockholder or
Selling Stockholders are obligated to sell hereunder, and the remaining Selling
Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule II hereto, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling
Stockholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 2,
6(n), 8, and 13 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder on the terms set forth herein. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by any Selling Stockholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting
Selling Stockholder(s) shall have the right to

                                       29

postpone the Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         (b) If the Company shall fail at a Closing Date to sell the number of
Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party;
provided, however, that the provisions of Sections 1, 2, 6(n), 8, and 13 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

         12. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended or materially limited by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been established on such
Exchange, or maximum ranges of prices have been required, by such Exchange or by such system or by order of the Commission, the NASD or any other governmental authority, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic condition, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto), or (iv) if there has been, since the Execution Time or since the respective dates as of which information is given in the Prospectus, a material adverse effect on the condition
(financial or otherwise), prospects, earnings, business, assets or properties of the Transaction Entities and their Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

         13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the
Transaction Entities, the Selling Stockholders or any of their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Transaction Entities or the Selling
Stockholders or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

         14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc., General Counsel
(fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global
Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel, and to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &
Smith Incorporated, 4 World Financial Center, New York, New York 10080,
Attention: General Counsel, with a copy to Clifford Chance US LLP, 200 Park
Avenue, New York, New York, 10166, Attention: Larry P. Medvinsky, Esq.; or, if
sent to the Company, will be mailed, delivered or telefaxed to (303) 294-0085 and confirmed to it at 600 Grant St., Suite 900, Denver, Colorado 80203,
Attention: General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom
LLP, Four Times Square, New York, New York 10036, Attention: Fred B. White, III,
Esq.; or, if sent to a Selling Stockholder, to its address set opposite its signature to the Custody Agreement and Power of Attorney.

                                       30

         15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 9 hereof, and no other person will have any right or obligation hereunder.

         16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the
Transaction Entities, the Selling Stockholders and the several Underwriters.

                                   Very truly yours,

                                   Affordable Residential Communities Inc.

                                   By:_______________________________________
                                        Name:
                                        Title:

                                   Affordable Residential Communities LP

                                   By:  Affordable Residential Communities Inc.,
                                        as General Partner

                                   By:_______________________________________
                                        Name:
                                        Title:

                                   [                       ]

                                   By:_______________________________________
                                       As Attorney-in-Fact acting on behalf of
                                       certain Selling Stockholders named in
                                       Schedule II hereto

                                   By:_______________________________________
                                       As Attorney-in-Fact acting on behalf of
                                       certain Selling Stockholders named in
                                       Schedule II hereto

                                   By:_______________________________________
                                       As Attorney-in-Fact acting on behalf of
                                       certain Selling Stockholders named in
                                       Schedule II hereto

                                                                       EXHIBIT F

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:   Citigroup Global Markets Inc.

By:_______________________________________
      Name:
      Title:

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated

By:   Merrill Lynch, Pierce, Fenner & Smith
      Incorporated

By:_______________________________________
      Name:
      Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.